As filed with the Securities and Exchange Commission on July 22, 2016
Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________

Delaware	91-1292054
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

19300 International Boulevard
Seattle, Washington 98188
(Address, Including Zip Code, of Principal Executive Offices)
___________________

Alaska Air Group, Inc.
2016 Performance Incentive Plan
(Full Title of the Plan)
___________________

Kyle B. Levine
Vice President, General Counsel
Alaska Air Group, Inc.
19300 International Boulevard
Seattle, Washington 98188
(206) 392-5040
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:
Andor Terner, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, California 92660

___________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share	5,756,807(1) shares	N/A(2)	N/A(2)	N/A(2)

(1)This Registration Statement covers, in addition to the number of shares of Alaska Air Group, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Alaska Air Group, Inc. 2016 Performance Incentive Plan (the “2016 Plan”) as a result of one or more adjustments under the 2016 Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

 (2)As described in the Explanatory Note on page 2 of this Registration Statement, all of the shares of Common Stock registered hereby (the “Carryover Shares”) were previously registered by the Company under its 2008 Performance Incentive Plan (the “2008 Plan”) on the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2011 (Commission File No. 333-176051) (the “Prior Registration Statement”). A post-effective amendment to the foregoing Prior Registration Statement to deregister the Carryover Shares is being filed contemporaneously with the filing of this Registration Statement. The registration fee with respect to the Carryover Shares was paid in connection with registration of such shares on the Prior Registration Statement. Therefore, no further registration fee is required.
The Exhibit Index for this Registration Statement is at page 9.

EXPLANATORY NOTE
The Company’s stockholders approved the 2016 Plan on May 12, 2016 (the “Stockholder Approval Date”). The 2016 Plan provides that shares available for award grants under the Company’s 2008 Plan as of the Stockholder Approval Date (before giving effect to the termination of the authority to grant new awards under the 2008 Plan on that date) are available for award grants under the 2016 Plan. The Company’s authority to grant new awards under the 2008 Plan terminated upon stockholder approval of the 2016 Plan.
The purpose of this Registration Statement is to carry forward the Carryover Shares (i.e., the shares available for award grant purposes as of the Stockholder Approval Date under the 2008 Plan to the extent such shares were previously registered) to this Registration Statement. The Carryover Shares consist of 5,756,807 shares previously registered under the 2008 Plan on the Company’s Registration Statement on Form S-8, filed with the Commission on August 4, 2011 (Commission File No. 333-176051) (the “Prior Registration Statement”). The Prior Registration Statement registered a total of 7,600,000 shares under the 2008 Plan, adjusted for the Company’s two-for-one stock split on March 19, 2012 and its two-for-one stock split in July 10, 2014. The total registration fee paid with respect to the registration of the shares on the Prior Registration Statement was $12,920.
In accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Commission’s Division of Corporation Finance (July 1997) and Instruction E to the General Instructions to Form S-8, this Registration Statement is hereby filed by the Company to carry forward the 5,756,807 Carryover Shares from the 2008 Plan to the 2016 Plan and the $9,787 registration fee previously paid with respect to the registration of those shares. A post-effective amendment to the Prior Registration Statement to deregister the Carryover Shares is being filed contemporaneously with the filing of this Registration Statement.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2015, filed with the Commission on February 11, 2016 (Commission File No. 001-08957);

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2016 filed with the Commission on May 9, 2016 (Commission File No. 001-08957);

(c)
The Company’s Current Reports on Form 8-K, filed with the Commission on January 8, 2016 (with respect to Item 8.01 only), April 4, 2016, April 11, 2016 (with respect to Item 8.01 only), April 14, 2016 (with respect to Item 1.01 only), May 17, 2016, May 18, 2016 and July 12, 2016 (with respect to Item 8.01 only) (each, Commission File No. 001-08957); and

(d)
The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on September 19, 1985, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 6.        Indemnification of Directors and Officers
Section 145 of the General Corporation Law of Delaware (the “DGCL”) empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Article VII of our bylaws provides that the Company will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under Section 145 of the DGCL. We maintain insurance covering certain liabilities of our directors and officers.

Item 7.	Exemption from Registration Claimed
Not applicable.

Item 8.	Exhibits
See the attached Exhibit Index at page 9, which is incorporated herein by reference.

Item 9.	Undertakings

(a)        The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13

(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 22, 2016.
ALASKA AIR GROUP, INC.
By: /s/ Bradley D. Tilden
Bradley D. Tilden
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Bradley D. Tilden and Brandon S. Pedersen, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bradley D. Tilden Bradley D. Tilden	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 22, 2016
/s/ Brandon S. Pedersen Brandon S. Pedersen	Executive Vice President/Finance and Chief Financial Officer (Principal Financial Officer)	July 22, 2016
/s/ Christopher M. Berry Christopher M. Berry	Controller, Alaska Airlines Managing Director, Accounting (Principal Accounting Officer)	July 22, 2016

/s/ Patricia M. Bedient Patricia M. Bedient	Director	July 22, 2016
/s/ Marion C. Blakey Marion C. Blakey	Director	July 22, 2016
/s/ Phyllis J. Campbell Phyllis J. Campbell	Director	July 22, 2016
/s/ Dhiren R. Fonseca Dhiren R. Fonseca	Director	July 22, 2016
/s/ Jessie J. Knight, Jr. Jessie J. Knight, Jr.	Director	July 22, 2016
/s/ Dennis F. Madsen Dennis F. Madsen	Director	July 22, 2016
/s/ Helvi K. Sandvik Helvi K. Sandvik	Director	July 22, 2016
/s/ Katherine J. Savitt Katherine J. Savitt	Director	July 22, 2016
/s/ J. Kenneth Thompson J. Kenneth Thompson	Director	July 22, 2016
/s/ Eric K. Yeaman Eric K. Yeaman	Director	July 22, 2016

EXHIBIT INDEX
Exhibit
Number            Description of Exhibit

4.
Alaska Air Group, Inc. 2016 Performance Incentive Plan. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 18, 2016 (Commission File No. 001-08957) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of KPMG LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).